                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1995, which appears on page 29 of the Company's Annual Report on Form 10-K for the year ended September 30, 1995.




Price Waterhouse LLP



Boston, Massachusetts
June 28, 1996